                                   FORM T - 1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                          -----------------------------
                       STATEMENT OF ELIGIBILITY UNDER THE
                  TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

          CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)_____________

                             ----------------------


                             AMSOUTH BANK OF ALABAMA
               (Exact name of trustee as specified in its charter)

                    ALABAMA                                63-0073530
                 (State of incorporation if            (I.R.S. Employer
                  not a U.S. national bank)            Identification Number)\

          1900 FIFTH AVENUE NORTH                           35203
           BIRMINGHAM, ALABAMA                           (Zip Code)
(Address of principal executive offices)


                                 JAMES D. PRUETT
                             AMSOUTH BANK OF ALABAMA
                                 LAW DEPARTMENT
                                 P.O. BOX  11007
                           BIRMINGHAM, ALABAMA  35288
                                 (205) 326-7607
            (name, address and telephone number of agent for service)

                       ----------------------------------

                           PROTECTIVE LIFE CORPORATION
               (Exact name of obligor as specified in its charter)

          DELAWARE                                95-2492236
     (State or other jurisdiction of              (I.R.S. Employer
     incorporation or organization)               Identification Number)

     2801 HIGHWAY 280 SOUTH
      BIRMINGHAM, ALABAMA                              35223
     (Address of principal executive offices)          (Zip code)

                          -----------------------------

                           CONVERTIBLE DEBT SECURITIES
                       (Title of the indenture securities)

ITEM 1.   GENERAL INFORMATION.

          FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE -

          (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

          State of Alabama, Superintendent of Banks, Montgomery, Alabama 36130 Federal Reserve Bank, Atlanta Georgia 30303
          Federal Deposit Insurance Corporation, Washington, D.C.  20429

          (B)  WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

          Yes.

ITEM 2.   AFFILIATIONS WITH THE OBLIGOR.

          IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

          None.

ITEM 3.   VOTING SECURITIES OF THE TRUSTEE.

          Not applicable.

ITEM 4.   TRUSTEESHIPS UNDER OTHER INDENTURES.

          Not applicable.

ITEM 5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS.

          Not applicable.

ITEM 6.   VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS
          OFFICIALS.

          Not applicable.

ITEM 7.   VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR
          OFFICIALS.

          Not applicable

ITEM 8.   SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.

          Not applicable.

ITEM 9.   SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.

          Not applicable.

ITEM 10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.

          Not applicable.

ITEM 11. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OF MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

          Not applicable.

ITEM 12.  INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

          Not applicable.

ITEM 13.  DEFAULTS BY THE OBLIGOR.

          Not applicable.

          (A) STATE WHETHER THERE IS OR HAS BEEN A DEFAULT WITH RESPECT TO THE SECURITIES UNDER THIS INDENTURE. EXPLAIN THE NATURE OF ANY SUCH DEFAULT.

          There is not and has not been any such default.

          (B)  IF THE TRUSTEE IS A TRUSTEE UNDER ANOTHER INDENTURE UNDER
          WHICH ANY OTHER SECURITIES, OR CERTIFICATES OF INTEREST OR PARTICIPATION IN ANY OTHER SECURITIES, OF THE OBLIGOR ARE OUTSTANDING, OR IS TRUSTEE FOR MORE THAN ONE OUTSTANDING SERIES OF SECURITIES UNDER THE INDENTURE, STATE WHETHER THERE HAS BEEN A DEFAULT UNDER ANY SUCH INDENTURE OR SERIES, IDENTIFY THE INDENTURE OR SERIES AFFECTED, AND EXPLAIN THE NATURE OF ANY SUCH DEFAULT.

          Not applicable.

ITEM 14.  AFFILIATIONS WITH THE UNDERWRITERS.

          Not applicable.

ITEM 15.  FOREIGN TRUSTEE.

          Not applicable.

ITEM 16.  LIST OF EXHIBITS.

          LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

          1. A copy of the articles of association of the trustee as now in effect (Exhibit 1 to Form T-1).

          2. A copy of the certificate of authority of the trustee to commence business and to exercise trust powers (Exhibit 2 to Form T-1).

          3.   See Exhibit 2 to Form T-1.

          4.   A copy of the existing bylaws of the trustee
               (Exhibit 3 to Form T-1).

          5.   Not applicable.

          6.   The consent of the trustee required by Section 321
               (b) of the Act (Exhibit 4 to Form T-1).

          7. A copy of the latest report of condition of the trustee as the close of business on June 30, 1994, published pursuant to the requirements of the Comptroller of the Currency (Exhibit 5 to Form T-
               1).

          8.   Not applicable.

          9.   Not applicable.

                                    SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, AmSouth Bank of Alabama, a corporation organized and existing under the laws of the State of Alabama, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly
authorized, all in the City of Birmingham, State of Alabama on the   5th  day of
August, 1994.

                                   AMSOUTH BANK OF ALABAMA


                                   BY   /s/ Charles S. Northen, IV
                                        --------------------------
                                        Charles S. Northen, IV
                                        Assistant Vice President
                                        and Corporate Trust Officer

                             AMSOUTH BANK OF ALABAMA
                            ARTICLES OF INCORPORATION



The undersigned Directors of AmSouth Bank, National Association acting as incorporators of AmSouth Bank of Alabama adopt the following Articles of Incorporation pursuant to Code of Alabama 1975, Sections 10-2A-91 and 5-7A-21 for the purpose of converting AmSouth Bank, National Association into a banking corporation incorporated under the laws of the State of Alabama.


FIRST: The name of the Corporation shall be AmSouth Bank of Alabama.


SECOND: The location and mailing address of the registered office of the Corporation shall be:

                              1400 AmSouth-Sonat Tower
                              1900 Fifth Avenue North
                              Birmingham, Alabama 35203

                    The initial registered agent at such office shall be Maria
                    B. Campbell.


THIRD: The principal office of the Corporation shall be the same as the registered office. The general business of the Corporation shall be conducted at its principal office and its branches.


FOURTH:             The purposes, objectives, and powers of the Corporation are:

                         (a) To be and serve as an Alabama state bank into which AmSouth Bank, National

                              Association shall be converted and continued as provided by Code of Alabama 1975, section 5-7A-22, with all the power and authority that may be exercised by an Alabama state bank.

                         (b) To engage in any and all activities permissible under the laws of the State of Alabama for a corporation doing business as a bank including without limitation all powers (including inci-dental powers) set forth in Code of Alabama 1975, section 5-5A-18 as amended.

                         (c) To do all things necessary and incidental to carrying on the business of banking and such business as is done by trust companies doing a bank business.

                         (d) To buy, sell, lease, acquire, own, use, and occupy real property in any locality, in a legal manner, that may be necessary or convenient for the performance and maintenance of said banking business.

                         (e) To enter into contracts with persons, firms, associations, and corporations for services of each and every kind that may be necessary or beneficial to the welfare of said banking business.

                         (f) To conduct for a reasonable time any business of each and every kind that might be necessary for it to conduct by virtue of such bank having taken over such business as a result of a foreclosure of any mortgage or collateral security that it might necessarily have taken over; provided, however, that said authority shall in no event continue or be exercised beyond such time as the Superintendent of Banks for the State of Alabama shall fix as the termination date for the reasonable exercise of the authority.

                         (g) To do each and every legal thing that may be for the betterment or welfare of said banking busi-ness, including, without limitation, merging with or into another banking association or corporation.


FIFTH: The number of directors constituting the initial Board of Directors shall be twenty (20). The number of directors may be changed from time to time by resolution of a majority of the full Board of Directors or by resolution of the shareholders at any annual or special meeting thereof; provided that the minimum number of directors shall be five
                    (5), and further provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Each director, during the full term of his directorship, shall own at least the minimum value of stock in this Corporation or its parent bank holding company, as prescribed by law. Unless otherwise provided by law, any vacancy in the Board of Directors, except a vacancy due to an increase in the number of directors, may be filled by action of the Board of Directors.

                    The names and addresses of the persons who shall serve as directors until the first annual meeting of shareholders or until successors be elected and qualify and who are also serving as incorporators are:



                    DIRECTOR/INCORPORATOR              ADDRESS

                    1.  C. Stanley Bailey         P.O. Box 11007
                                                  Birmingham, AL  35288

                    2.  George W. Barber, Jr.     36 Barber Court
                                                  Birmingham, AL  35209

                    3.  William D. Biggs          P.O. Box 1073
                                                  Florence, AL  35631

                                                                  3




                    4.  William J. Cabaniss, Jr.  P.O. Box 19925
                                                  Birmingham, AL  35219

                    5.  M. Miller Gorrie          P.O. Box 10383
                                                  Birmingham, AL  35202

                    6.  Robert A. Guthans         P.O. Box 2826
                                                  Mobile, AL  36652

                    7.  Elmer B. Harris           P.O. Box 2641
                                                  Birmingham, AL  35291

                    8.  James I. Harrison, Jr.    3925 Rice Mine Road NE
                                                  Tuscaloosa, AL  35406

                    9.  Donald E. Hess            750 Lakeshore Parkway
                                                  Birmingham, AL  35211

                    10. Hugh B. Jacks             510 Carnoustie South
                                                  Shoal Creek, AL  35242

                    11. Ronald L. Kuehn, Jr.      P.O. Box 2563
                                                  Birmingham, AL  35202

                    12. E. Roberts Leatherbury    P.O. Box 2188
                                                  Mobile, AL 36652

                    13. H. Taylor Morrissette     3 Taylor Place
                                                  Mobile, AL 36608

                    14. Claude B. Nielsen         P.O. Box 2006
                                                  Birmingham, AL  35201

                    15. Dr. Benjamin F. Payton    399 Montgomery

                                                                  4


                                                  Road
                                                  Tuskegee, AL  36083

                    16. C. Dowd Ritter            P.O. Box 11007
                                                  Birmingham, AL  35288

                    17. William J. Rushton, III   P.O. Box 2606
                                                  Birmingham, AL  35202

                    18. Herbert A. Sklenar        One Metroplex Drive
                                                  Birmingham, AL  35209

                    19. W. A. Williamson, Jr.     1623 Gilmer Avenue
                                                  Montgomery, AL  36104

                    20. John W. Woods             P.O. Box 11007
                                                  Birmingham, AL  35288




                    The names and addresses of the initial executive officers of the Corporation are listed on Appendix A attached hereto.


SIXTH: The annual meeting of the shareholders for the election of the directors and the transaction of whatever other business may be brought before said meeting shall be held at the registered office or such other place as the Board of Directors may designate, on the day of each year specified therfor in the by-laws, but if no election is held on that day, it may be held on any subsequent day according to the provisions of the law; and all elections shall be held according to such lawful rules as may be prescribed by the Board of Directors.


SEVENTH: The authorized amount of capital stock of this corporation shall be 2,000,000 shares of one class of common stock of the par value of ten dollars ($10.00) each, but said capital stock may be increased or decreased from time to time in accordance with the provisions of the laws of the State of Alabama.

                    The amount of initial paid-in common stock of the Corporation shall be 1,605,000 shares of common stock of the par value of ten dollars ($10.00) each.


EIGHTH: The Board of Directors shall appoint one of its members President of this Corporation who shall be the Chairman of the Board, unless the Board appoints another director to be the Chairman. The Board of Directors shall have the power to appoint one or more Vice Presidents; and to appoint a Cashier or Corporate Secretary and other officers and employees as may be required to transact the business of this Corporation.

                    The Board of Directors shall have the power to define the duties of the officers and employees of the Corporation; to fix the salaries to be paid to them; to dismiss them; to require bonds from them, and to fix the penalty thereof; to regulate the manner in which the capital of the Corporation shall be raised; to manage and administer the business and affairs of the Corporation; to alter, amend, or repeal the by-laws or adopt new by-laws, provided that the initial by-laws shall be adopted by the shareholders, and further provided that the Board of Directors may not alter, amend, or repeal any by-law establishing what constitutes a quorum at share-holders' meetings; and generally to do and perform all acts that it may be legal for a Board of Directors to do and perform.


NINTH: The Board of Directors shall have the power to change the location of the main office and to establish or change the location of any branch or branches, subject to any legal restrictions, without the approval of the shareholders but subject to the approval of the appropriate regulatory agencies.


TENTH: The duration of the Corporation shall be perpetual unless the Corporation is terminated in accordance with the laws of the State of Alabama.


ELEVENTH:           The Board of Directors of this Corporation, or any
                    shareholder(s) owning at least one tenth of the shares of the stock of this Corporation at the time outstanding, may call a special meeting of share-holders at any time. Unless otherwise provided by the laws of the State of Alabama, a notice of the time, place, and purpose of every annual and special meeting of the shareholders shall be given either personally or by first-class mail, postage prepaid, mailed at the time specified in the by-laws of the Corporation to each shareholder of record entitled to vote at such meeting at his/her address as shown upon the books of this Corporation. Such notice may be waived by the shareholder otherwise entitled to receive such notice.


TWELFTH: The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed claim, action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including appeals (other than an action by or in the right of the Corporation), by reason of the fact that he/she is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such claim, action, suit, or proceeding if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful. The termination of any claim, action, suit, or pro-ceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he/she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his/her conduct was unlawful.

                    The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed claim, action, or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he/she is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him/her in connection with the defense or settlement of such action or suit if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which court shall deem proper.

                    To the extent that a director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in this Article, or in defense of any claim, issue, or matter therein, he/she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him/her in connection therewith, notwithstanding that he/she has not been successful on any other claim, issue, or matter in any such action, suit, or proceeding.

                    Any indemnification under this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he/she has met the applicable standard of conduct set forth above. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to, or who have been wholly successful on the merits or otherwise with respect to, such claim, action, suit, or proceeding, or (b) if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the shareholders.

                    Expenses (including attorneys' fees) incurred in defending a civil or criminal claim, action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such claim, action, suit, or proceeding as authorized in the manner provided above in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount if and to the extent that it shall be ultimately determined that he/she is not entitled to be indemnified by the Corporation as authorized in this Article.

                    The Indemnification provided by this Article shall not be deemed exclusive of and shall be in addition to any other right to which those indemnified may be entitled under any statute, rule of law, provisions of articles of incorporation, by-law, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his/her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                    For purposes of this Article, references to "the Corporation" include all constituent banking corporations absorbed in a consolidation or merger as well as the resulting or surviving Corporation, so that any person who is or was a director, officer, employee, or agent of such a constituent banking corporation or is or was serving at the request of such constituent banking corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving Corporation as he would if he had served the resulting or surviving Corporation in the same capacity.

                    By action of its Board of Directors, notwithstanding any interest of the directors in the action, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or who is or was serving at the request of the Corpora-tion as a director, officer, partner, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.


THIRTEENTH:         These Articles of Incorporation may be amended at any
                    regular or special meeting of the shareholders by the affirmative vote of the holders of the majority of the stock of this Corporation, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount.


IN WITNESS WHEREOF, the undersigned incorporators, being a majority of the directors of AmSouth Bank, National Association, have set their hand.



/s/ C. Stanley Bailey                   /s/ Ronald L. Kuehn, Jr.
- - - --------------------------              --------------------------
C. Stanley Bailey                       Ronald L. Kuehn, Jr.


/s/ George W. Barber, Jr                /s/ E. Roberts Leatherbury
- - - --------------------------              --------------------------
George W. Barber, Jr.                   E. Roberts Leatherbury


/s/  William D. Biggs                   /s/ Mrs. H. Taylor Morrissette
- - - --------------------------              --------------------------
William D. Biggs                        Mrs. H. Taylor Morrissette


/s/ William J. Cabaniss, Jr.            /s/ Claude B. Nielsen
- - - --------------------------              --------------------------
William J. Cabaniss, Jr.                Claude B. Nielsen


/s/ M. Miller Gorrie                    /s/ Benjamin F. Payton
- - - --------------------------              --------------------------
M. Miller Gorrie                        Benjamin F. Payton

/s/ Robert A. Guthans                   /s/ C. Dowd Ritters
- - - --------------------------              --------------------------
Robert A. Guthans                       C. Dowd Ritter



/s/ Elmer B. Harris                     /s/ William J. Rushton, III
- - - --------------------------              --------------------------
Elmer B. Harris                         William J. Rushton, III


                                        /s/ Herbert A. Sklenar
- - - ---------------------------             --------------------------
James I. Harrison, Jr.                  Herbert A. Sklenar


/s/ Donald E. Hess                      /s/ W.A. Williamson, Jr.
- - - --------------------------              --------------------------
Donald E. Hess                          W.A. Williamson, Jr.


/s/ Hugh B. Jacks                       /s/ John W. Woods
- - - --------------------------              --------------------------
Hugh B. Jacks                           John W. Woods

STATE OF ALABAMA:
COUNTY OF JEFFERSON:



     On this 10th day of March, 1994, each of the directors of AmSouth Bank, National Association, whose signature appears immediately above appeared before me and acknowledged that he or she is a duly elected director of AmSouth Bank, National Association and that he or she has voluntarily executed the foregoing certificate in his or her capacity as such director.


                             /s/ Michelle A. Bridges
                    --------------------------------------
                                             NOTARY PUBLIC
                                             My Commission
                    Expires: 8/4/97

                                   APPENDIX A

The following are the names and addresses of the initial executive officers of the Corporation:



EXECUTIVE OFFICER                            ADDRESS

John W. Woods                                P.O. Box 11007
Chairman of the Board, President             Birmingham, Alabama 35288
and Chief Executive Officer

C. Stanley Bailey                            P.O. Box 11007
Vice Chairman of the Board                   Birmingham, Alabama 35288

C. Dowd Ritter                               P.O. Box 11007
Vice Chairman of the Board                   Birmingham, Alabama 35288

A. Fox deFuniak, III                         P.O. Box 11007
Senior Executive Vice President              Birmingham, Alabama 35288

W. Michael Graves                            P.O. Box 11007
Senior Executive Vice President              Birmingham, Alabama 35288


STATE OF ALABAMA

MONTGOMERY COUNTY


                            PERMIT TO BEGIN BUSINESS


          I, Kenneth R. McCartha as Superintendent of Banks, State of Alabama, do hereby certify that AmSouth Bank of Alabama, Birmingham, Alabama, has duly complied with all requirements of law relating to the organization of a bank under the laws of the State of Alabama, and I do, therefore, authorize it to transact business within this State as a bank, and I further certify that it is authorized to conduct and operate a trust department.
          Given under my hand and seal of office this the 8th day of July, 1994.

                                        /s/ Kenneth R. McCartha
                                        ----------------------------------------
                                        Kenneth R. McCartha
                                        Acting Superintendent of Banks
                                        State of Alabama



State of Alabama

Montgomery County

          I, Kenneth R. McCartha, as Acting Superintendent of Banks, State of Alabama, do hereby certify that the foregoing is a true and correct copy of the Certificate as the same appears on file and of record in this office.


[State of Alabama
 Superintendent of                      /s/ Kenneth R.McCartha
     Banks                              ----------------------------------------
    -Seal-]                             Kenneth R. McCartha
                                        Acting Superintendent of Banks
                                        State of Alabama

                             AMSOUTH BANK OF ALABAMA
                                     BY-LAWS
                                   July, 1994
SECTION 1.1:   ANNUAL MEETING

               The annual meeting of the shareholders of this Bank for the election of directors and for the transaction of any business that may properly come before the meeting shall be held at its Main Office or at such other place as the Board of Directors may designate, on the third Thursday in April of each year, but if no election shall be held on that day, it may be held on any subsequent or adjourned day in accordance with the provisions of Alabama Law and the Articles of Incorporation. Notice of the annual meeting may be waived.


SECTION 1.2:   SPECIAL MEETINGS

               Except where specifically provided otherwise by statute, special meetings of the shareholders may be called for any purpose at any time by the Board of Directors or by the holder(s) of at least one tenth of the shares of such stock entitled to vote at the meeting, and such special meeting shall be called by mailing or delivering personally to each shareholder notice in writing stating the purpose thereof not less than ten (10) nor more than fifty (50) days before the time fixed for the meeting. Such notice may be waived by the shareholder otherwise entitled to receive such notice.


SECTION 1.3:   NOMINATIONS FOR DIRECTOR

               Nominations for election to the Board of Directors may be made by the Board of Directors.


SECTION 1.4:   PROXIES

               Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing, but no officer or employee of this Bank shall act as proxy.

               Proxies for any meeting shall be limited to that meeting alone, and any adjournment thereof shall be dated and shall be filed with the records of the meeting.


SECTION 1.5:   SHAREHOLDER LIST

               For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books of the Bank shall be closed for a stated period but not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty
               (50) days, and in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.


SECTION 1.6:   QUORUM

               Shares of the capital stock of the Bank representing more than one-half of the par value of the total capital stock outstanding, represented in person or by proxy, shall constitute a quorum in all meetings of shareholders, and at such meetings each share of common stock shall be entitled to one (1) vote.


SECTION 2.1:   BOARD OF DIRECTORS:  NUMBER, VACANCIES, QUALIFICATIONS

               The affairs of the Bank shall be managed by a Board of Directors which shall consist of not less than five (5) nor more than twenty-five (25) persons, the exact number, within the limits stated, to be determined from time to time by resolution of a majority of the full Board or by resolution of the shareholders at any meeting thereof; provided, however, that no decrease shall have the effect of shortening the term of any incumbent director. All the vacancies in the Board of Directors occurring in the interval between the annual meetings shall be filled by a majority of the remaining directors though less than a quorum of the Board of Directors; provided, however, that a vacancy to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

               No person who shall have reached the age of sixty-five (65) shall be eligible for election or re-election as a director. No person shall be eligible for election or re-election as a director of this Bank (1) three years after retiring from active business, (2) one year after permanent separation from the business or professional organization with which such person was primarily associated when first elected a director, or (3) one year after moving his/her principal residence outside the State of Alabama, whichever event first occurs. Any director who is an officer of the Bank, or any subsidiary thereof, shall resign as a director effective on the date he has retired from or otherwise vacated his office. On recommendation of the Nominating Committee, the application to an individual of any provision of this paragraph may be waived by the Board of Directors. Any such waiver shall only be effective on a year-to-year basis.


SECTION 2.2:   ORGANIZATION MEETING

               The Chairman of the Board shall notify the directors of their election and of the time and place for them to meet for the organization of the new Board. This meeting shall be held within one (1) week from the time of their election, or as soon thereafter as practicable. If at the time fixed for such a meet-ing there shall be no quorum in attendance, the directors-elect present may adjourn from time to time until a quorum shall be obtained.


SECTION 2.3:   REGULAR AND SPECIAL MEETINGS; FEES

               Regular meetings of the Board of Directors shall be held on the third Thursday in each month (unless such date shall fall on a bank holiday, in which event the meeting shall be upon the next succeeding business day) at 10:00 a.m. or at such other hour as may be designated by the Board. Special meetings of the Board may be called by any of the Executive Officers

               (as defined in Section 4.1), senior to the Executive Vice Presidents, or any two (2) directors, and at least one (1) day's notice of such meetings shall be given to all directors, unless in the opinion of the officer or directors calling the meeting an emergency exists which requires less than one (1) day's notice, in which event only such notice need be given as such officer or directors shall direct. Any of the directors not receiving notice may subsequently waive such notice by filing with the Secretary a paper in writing to that effect, subscribed by him/her at any time within five (5) days thereafter, or by subscribing his/her approval of the minutes. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

               By a resolution of the Board of Directors, the directors may be paid their expenses, if any, for attendance at each meeting of the Board of Directors or any committee thereof, and may be paid a fixed sum for attendance at each such meeting or a stated salary as director, or both.


SECTION 2.4:   QUORUM

               A majority of the Board of Directors shall constitute a quorum for the transaction of business, except when otherwise provided by law; but a lesser number may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice.


SECTION 3.1:   EXECUTIVE COMMITTEE

               A. POWERS AND DUTIES. There shall be an Executive Committee of the Board of Directors which, in the interim between the meetings of the Board, shall have and may exercise all of the authority and powers of the Board of Directors to the extent permitted by law. The Executive Committee shall also review or approve extensions of credit in such amounts as the Committee may by resolution from time to time determine. The Executive Committee shall keep the Board of Directors informed of the condition of the Bank and shall report to it at each regular meeting any and all acts done and performed by the Committee subsequent to the preceding meeting of the Board, except such acts as are of a purely formal nature. To exercise its powers and duties, the Committee shall meet on each first and third Thursday of the month or more frequently on the call of its Chairman; the times of meeting to be fixed by the Committee from time to time.

               B. MEMBERSHIP. The Executive Committee shall consist of such number of members drawn from the Board of Directors, not officers of the Bank, as the Board of Directors may determine by resolution from time to time, and the following ex-officio members: Chairman of the Board and President of the Bank, and the Vice Chairmen of the Bank. The Chief Executive Officer of the Bank shall serve as chairman of the committee. The chairman shall preside or designate another member of the Committee to preside at meetings of the committee. The members of the Executive Committee who are not officers of the Bank, shall serve terms of office as shall be specified at the time of their election, which shall be staggered so that a rotation of the membership shall be maintained. Any of such members shall be eligible to succeed themselves and shall serve until his/her successor is elected.


SECTION 3.2:   TRUST COMMITTEE

               A. POWERS AND DUTIES. The Trust Committee of the Board of Directors shall supervise and keep informed as to the operation of the Trust

               Division of the Bank and the operation of the accounts being administered by the Trust Division; consider and pass upon all investments of trust funds and upon policies with respect to loans and investments; pass upon the acceptance and closing of accounts; review promptly the assets of a newly acquired account for which the Bank has investment responsibilities; review at least once during each calendar year, and within fifteen (15) months of the last review, all the assets held in or for each account where the Bank has investment responsibilities; determine the advisability of retaining or disposing of such assets; and otherwise perform such duties as may be provided by the Board. The Trust Committee may create sub-committees consisting of Trust Division officers and employees to assist in carrying out the supervisory and review function of the Trust Committee.

               B. HOW ORGANIZED. The Trust Committee shall consist of such number of directors who are not officers of the Bank as shall be determined by resolution of the Board of Directors from time to time and, as ex-officio members, the directors of the Bank who are also officers of the Bank and the officer designated by the Board of Directors as head of the Trust Division. The Committee shall be chaired by the head of the Trust Division. The members who are not officers of the Bank shall serve a term of office as shall be specified at the time of their election, which shall be staggered so that a rotation of the membership shall be maintained. Such members shall serve until their successors are elected and shall be eligible to succeed themselves in office. The Committee shall meet monthly; the time and date to be fixed by the Committee from time to time.


SECTION 3.3:   AUDIT COMMITTEE

               There shall be an Audit Committee of the Board of Directors, to consist of such number of directors who are not officers of the Bank as shall be deter-mined by resolution of the Board of Directors from time to time. Members of the Audit Committee shall serve a term of office of three (3) years, with the appropriate number of members rotating each year. Members of this committee shall serve until their successors are elected and shall be eligible for reappointment. The Audit Committee shall meet quarterly; the time and date to be fixed by the committee from time to time. The Audit Committee shall audit and examine the condition of the Bank (including its Trust Division), shall review all reports of audits of the Bank, shall review the asset quality of the bank, shall monitor compliance with the various laws and regulations to which the Bank is subject, and shall report its findings and recommendations to the Board of Directors.


SECTION 3.4:   COMPENSATION COMMITTEE

               The Compensation Committee of the Board of Directors of this Bank's parent company, AmSouth Bancorporation, shall serve as the Compensation Committee of this Bank and such Committee is hereby given the power and authority on behalf of this Bank to take all actions authorized or required in Section 3.12 of the By-Laws of AmSouth Bancorporation, or otherwise.


SECTION 3.5:   NOMINATING COMMITTEE

               There shall be a Nominating Committee of the Board of Directors, to consist of such number of directors who are not officers of the Bank as shall be designated from time to time by resolution of the Board of Directors, who shall serve for a term of three
               (3) years, with the appropriate number of members rotating each year. Members shall serve until their successors are elected and shall be eligible to succeed themselves. The Committee shall meet upon the call of the Chairman; the time and date to be fixed by the Committee from time to time.

               All recommendations for potential nominees to the Board of Directors shall be referred to the Nominating Committee which shall review the qualifications of such potential nominees and make recommendations to the Chief Executive Officer and the Board of Directors with respect to such potential nominees. The Nominating Committee will also review the structure of the Board and its operation and recommend changes to the Board of Directors where appropriate. The Committee will also review and recommend appropriate changes in Board compensation and Board retirement policies.


SECTION 3.6:   LOCAL BOARDS

               The Board of Directors may appoint, or authorize an executive officer to appoint, from time to time, Local Boards of Directors for any one or more of the offices of the Bank. The members of Local Boards of Directors shall consist of such persons as shall be recommended by the Chief Executive Officer of this Bank upon the recommendation of the senior officer for the geographic area in which is located the office of the Bank on which Local Board the individual will serve and shall be approved by vote of the then members of the affected Local Board of Directors. Such persons may, but are not required to be, officers or directors of the Bank. Local Boards of Directors shall serve at the pleasure of the Board of Directors. No persons shall be eligible for appointment to or to continue service on a Local Board of Directors (1) who shall have reached the age of 68, (2) three years after retiring from active business, (3) one year after permanent separation from the business or professional organiza-tion with which such person was primarily associated when first appointed a Local Director, or (4) one year after moving his/her principal residence outside the market area of the city that is being served, whichever event first occurs. No Local Director who is an officer of the Bank, or any subsidiary thereof, shall be eligible for appointment or reappointment as a Local Director after he has retired from or otherwise vacated his office. The Chief Executive Officer may waive any of the provisions of the preceding sentence effective on a year-to-year basis. The duties of Local Boards of Directors shall be those prescribed by resolution of the Board of Directors.


SECTION 3.7:   QUORUM

               A majority of the respective committees shall constitute a quorum for the transaction of business, but any committee shall be authorized and empowered to act by unanimous consent in the following manner, without notice, call or formal meeting: Any resolution, proceeding or transaction, approved in writing by all of the members of such committee by the subscription of their names in writing to the same or concurrent instruments or to the minutes thereof, shall be valid and effective as if such action were taken by unanimous vote at a regularly called meeting of such committee and shall be entered in the minutes of the respective committee, dated and certified by the Secretary.

               In the absence of a quorum at any meeting of any of the respective committees, any of the Executive Officers (or in the case of the Trust Committee, any of the Executive Officers or the head of the Trust Division) may designate an alternate director to serve as a member of the committee at such meeting in place of any absent member.


SECTION 3.8:   OTHER COMMITTEES

               The Board of Directors or the Executive Committee may appoint, from time to time, members of the Board to constitute other committees of one (1) or more persons, for such purposes and with such powers as the Board or the Executive Committee, whichever appointed the Committee, may designate.


SECTION 4.1:   GENERAL

               (a) NUMBER. The officers of this Bank shall consist of a Chairman of the Board of Directors, President, and Chief Executive Officer, one or more Vice Chairmen of the Board of Directors, one or more Vice Presidents (one or more of whom may be designated by such additional title as the Board of Directors may determine), a Secretary, one or more Assistant Secretaries, and may also include one or more Trust Officers, one or more Assistant Vice Presidents, one or more Assistant Trust Officers, a Controller, and such other officers as the Board of Directors may from time to time determine.

               (b) EXECUTIVE OFFICERS; ORDER OF AUTHORITY. As used in these By-Laws, the term "Executive Officers" shall include the Chairman of the Board, President, and Chief Executive Officer, the Vice Chairmen of the Board, the Senior Executive Vice Presidents, and the Executive Vice Presidents. Their "order of authority" shall be the order in which their titles are listed above; except that, where there are two or more Vice Chairmen of the Board or two or more Senior Executive Vice Presidents or Executive Vice Presidents, their order of authority shall be as designated by the Board or Compensation Committee.

               Notwithstanding anything to the contrary contained in this
               Section 4.1 or elsewhere in these By-Laws, no one other than the members of the Management Committee of this Bank's parent company, AmSouth Bancorporation, shall participate or have the authority to participate, otherwise than in the capacity of a director, in major policy making functions of the Bank. All officers of this Bank other than the members of the Management Committee of this Bank's parent company, AmSouth Bancorporation, shall be excluded from major policy making functions of this Bank, otherwise than in the capacity of a director of this Bank. Executive officers of all other AmSouth Bancorporation affiliates (other than members of the AmSouth Bancorporation Management Committee) and of subsidiaries of this Bank are excluded from participation in major policy making functions of this Bank.

               (c) MANNER OF ELECTION; TERM OF OFFICE; REMOVAL. The Board of Directors may, at any time elect such officers as it may deem desirable. The Board of Directors or its Executive Committee shall approve the election of any person to an office carrying a title senior to that of Senior Vice President. Appointment of employees and election of persons to an office at or below the level of Senior Vice President shall be made as provided in the Personnel Policies and Procedures of AmSouth Bancorporation. Compensation of all officers and employees shall be fixed as provided in the Personnel Policies and Procedures of AmSouth Bancorporation. All officers and employees serve at the will of this Bank and may be removed at any time, with or without cause. Removal from office of the Chairman of the Board and President, and any Vice Chairman of the Board shall be by the Board of Directors or by its Executive Committee. All other officers and employees may be removed from office by any of the three Executive Officers having the highest order of authority or by any person so authorized by the Personnel Policies and Procedures of AmSouth Bancorporation.

               (d) VACANCIES. Vacancies shall be filled as soon as deemed practicable. In the event of a vacancy in any of the offices of the Executive Officers, any of the other Executive Officers remaining active may be elected to fill the vacancy in such office for such a period as the Board of Directors may determine or until further action by the Board.


SECTION 4.2:   CHAIRMAN OF THE BOARD AND PRESIDENT

               The Chairman of the Board and President shall be the Chief Executive Officer of the Bank and shall preside or designate another Executive Officer to preside at all regular, called, or special meetings of the Board and adjournments thereof. Subject to the control of the Board of Directors, of the Executive Committee and of other Committees of the Board having authority, he shall be vested with authority to act for the Bank in all matters to the extent that such delegation of authority may not be contrary to law, and shall have general charge of the Bank and of its business and affairs, including authority over the detailed operations of the Bank and over its employees, and subject to the limitations stated, with full power and authority to do and perform in the name of the Bank all acts necessary or proper in his opinion to be done and performed and to execute for and in the name of the Bank all instruments, agreements, and deeds which may be authorized to be executed on behalf of the Bank or are required by law.


SECTION 4.3:   VICE CHAIRMEN OF THE BOARD

               The Vice Chairmen of the Board shall, subject to the control of the Board of Directors, the Executive Committee, and other committees of the Board having the authority and of the Chief Executive Officer, be vested with authority to act for the Bank in all matters to the extent that such delegation of authority may not be contrary to law. They shall have the same power to sign for the Bank as prescribed in these By-Laws for the Chief Executive Officer. They shall perform all duties incidental to the office and shall perform such other duties as may be assigned from time to time by the Board of Directors or the Chief Executive Officer. In the absence of the Chief Executive Officer, one of them shall preside at meetings of stockholders, the Board of Directors, and the Executive Committee.

SECTION 4.4:   OTHER EXECUTIVE OFFICERS

               In the absence of the Chief Executive Officer and of the Vice Chairmen, and unless otherwise directed by the Chief Executive Officer or one of the Vice Chairmen, the Executive Officers, in their order of authority, shall preside at the meetings of the Board. Each of the Executive Officers shall (subject to the control of the Board of Directors and of the committees of the Board having authority and to the control of the Chief Executive Officer or the Vice Chairmen) have and may exercise authority to act for the Bank in all matters to the extent that such delegation of authority may not be contrary to law and in general to discharge the functions and to exercise the authority vested in the Chief Executive Officer in matters not otherwise acted upon by the Chief Executive Officer or by other Executive Officers prior in their order of authority. Subject to the limitations stated above, such authority of each Executive Officer shall include authority over the operations of the Bank within his assigned areas of responsibility and over assigned employees, and authority to do and perform in the name of the Bank all acts necessary or proper, in his opinion, to be done and performed, and to execute for and in the name of the Bank all instruments, agreements, and deeds which may be authorized to be executed on behalf of the Bank or required by law.


SECTION 4.5:   VICE PRESIDENTS

               Any Vice President shall have authority to execute in the name of the Bank stock certificates of the Bank and transfers, conveyances, certificates, releases, satisfactions, authentications, options, proxies, leases, including oil, gas and other mineral leases, agreements, or other instruments pertaining to investment, assets, or commercial operations of the Bank or powers held or controlled by the Bank, other than in a fiduciary capacity or constituting a function of the Trust Division as to which authority is vested in Vice Presidents and Trust Officers. The Vice Presidents shall have such other powers as are from time to time conferred upon them by the Board of Directors, committees of the Board, and the Executive Officers.


SECTION 4.6:   HEAD OF THE TRUST DIVISION

               The Executive Vice President and Trust Officer, or such other officer designated by the Board of Directors as the head of the Trust Division shall have all of the powers and authority vested in any Vice President and Trust Officer, and in addition, shall be in charge of and exercise general supervision and management over the affairs of the Trust Division; shall be empowered, in his discretion, to appoint all necessary agents and attorneys, and shall have such other duties and powers as shall be designated by the Board of Directors.


SECTION 4.7:   VICE PRESIDENTS AND TRUST OFFICERS

               Each Vice President and Trust Officer shall have all of the powers vested in any Trust Officer or Assistant Trust Officer, and in addition is empowered to execute all deeds, conveyances, mortgages, contracts, bonds, bills of sale, trust or agency agreements, indentures or deeds of trust, notes, assignments, powers of attorney or of substitution, or any other instrument incident to the acceptance of any trust, or the pledge, sale, or other disposition of any property, rights, or powers held or controlled by the Bank in any fiduciary capacity; to purchase, sell, pledge, or otherwise dispose of stocks, bonds, or any other securities, or property of any kind, real or personal, for trust accounts; and to perform such other duties as may be authorized by the Board of Directors, Executive Committee, or Trust Committee.

               Any officer who may be designated as Senior Vice President and Trust Officer, or Vice President and Investment Officer, or Vice President and Senior Trust Investment Officer, or Vice President and Real Estate Officer shall have the same powers as a Vice President and Trust Officer, and such other authority and responsibility as may be provided by the Board of Directors, the Trust Committee, or by the head of the Trust Division.


SECTION 4.8:   TRUST OFFICERS AND ASSISTANT TRUST OFFICERS

               Each Trust Officer who is not also a Vice President and any Assistant Trust Officer and any other officer of this Bank assigned to work in the Trust Division of this Bank shall have the power to execute all certificates, releases, satisfactions, authentications (including authentication of bonds), proxies, leases (including oil, gas, and other mineral leases), transfers, receipts, agreements, or other instruments pertaining to or incident to the management or handling of any property, right, or powers held or controlled by the Bank in any fiduciary capacity, or pertaining to or incident to the management or handling of any trust accounts under the supervision or management of the Bank.

               Each Trust Officer and each Assistant Trust Officer and any other officer of this Bank assigned to work in the Trust Division of this

               Bank in addition may execute in the name of the Bank stock certificates of corporations for which the Bank is transfer agent or registrar, and mortgages, indentures, or deeds of trust of a corporate nature in connection with which the Bank is to act in trustee for holders of bonds or debentures. Each Trust Officer and each Assistant Trust Officer and any other officer of this Bank assigned to work in the Trust Division of this Bank shall also have the authority to affix and attest the corporate seal, and perform such other duties as may be authorized by the Board of Directors, the Trust Committee, or by the head of the Trust Division.


SECTION 4.9:   CONTROLLER

               The Controller shall have custody of the Bank's general accounting records, shall prepare financial statements, tax returns, profit plans, and reports to regulatory authorities and shall have such other duties as the Chief Executive Officer or Chief Operating Officer may assign him from time to time.


SECTION 4.10:  SECRETARY

               The Secretary shall have the custody of the records and shall keep and record the minutes of the meetings of stockholders and of the Board of Directors and of all Committees of the Board, but any other officer may also act as secretary of the meetings and attest and certify minutes of the Board and Committees thereof. Minutes shall be signed by the Chairman of the meeting. The Secretary shall perform such other duties as may be required by an Executive Officer or by the Board of Directors or Committee thereof. The Secretary shall also perform and discharge the usual functions of corporate secretary and shall affix and attest the corporate seal. Any officer of the Bank shall also be vested with the authority to affix and attest the corporate seal.


SECTION 4.11: EXERCISE OF AUTHORITY OF CHIEF EXECUTIVE OFFICER BY OTHER EXECUTIVE OFFICERS

               In case of the disqualification, death, resignation, or removal of the Chief Executive Officer, and until the Board of Directors has filled the vacancy, Vice Chairmen in their order of authority, shall act as such Chief Executive Officer and with his full authority. In case of the absence, disqualification, death, resignation or removal of all the Vice Chairmen, the ordinary powers of the Chief Executive Officer shall be exercised and his duties discharged by an officer designated by the Board or the Executive Committee until the Board has filled the vacancy, but any extraordinary powers of the Chief Executive Officer shall be exercised by such designated officer only when authorized by the Board of Directors or the Executive Committee.


SECTION 4.12:  SPECIFIC POWERS OF CERTAIN OFFICERS

               Any Executive Officer, any Vice President, any Assistant Vice President, or other officer, or any of them, and such other person or persons as may be authorized by the Board of Directors or by any committee of the Board with authority in the premises, or by any of the Executive Officers, shall have the power to receipt for all moneys due or payable to the Bank from any source whatever, and to sign and endorse checks, drafts, warrants, and other choses in action in the name of the Bank and in its behalf.

               The Chief Executive Officer and the Vice Chairmen (and, if and to the extent authorized by one (1) of them, any Executive Officer, any other officer, and any employee) shall severally have the right and power to make loans (subject to limitations which may be imposed from time to time by any of them). Such officers of the Bank as may be authorized by the Board of Directors or pursuant to a policy adopted by the Board of Directors shall severally have the right and authority to purchase investment securities permitted by law for and on account of the Bank and the right and power to sell and dispose of any stocks, bonds, debentures or any other securities of any kind held or owned by the Bank, and they or any of them shall be and are hereby authorized to make any and all necessary and proper transfers of such ownership in any and all cases where sales thereof are made.


SECTION 4.13:  DUAL OFFICES

               Any two or more offices of this Bank may, except where prohibited by law, be held by the same individual. In cases where an individual holds more than one office, that person shall have the authority of all offices so held and shall occupy the "order of authority" provided in these by-laws for the more senior of the offices held.


SECTION 4.14:  BONDS OF OFFICERS AND EMPLOYEES

               The Board of Directors shall from time to time designate the officers and employees who shall be required to give bond and fix the amounts thereof.


SECTION 5.1:   TRANSFERS

               Transfer of stock in this Bank can only be made in writing upon the transfer books of the Bank by the Secretary upon production of a certificate or certificates of stock with transfer and assignment endorsed thereon by the person or persons in whose name the certificate was issued, his/her personal representative or duly authorized attorney in fact, following such procedures as are commonly in use by stock transfer agents and as may be required by applicable Federal and State law. The old certificate or certificates must be surrendered and canceled before the new certificate is issued or delivered.


SECTION 5.2:   STOCK CERTIFICATES

               Certificates of stock of this Bank shall be signed by or in the name of any of the Executive Officers (other than the Executive Vice Presidents), manually or by facsimile, engraved or printed signature, shall also be manually signed by the Secretary, and shall be sealed with the seal of the Bank or shall bear a facsimile of such seal. Where blank certificates are in supply bearing the engraved or printed signature of a former officer or officers, the Board or Executive Committee may adopt and authorize the use of the same notwithstanding that such person may have ceased to be such officer at the time when the certificate shall be actually issued.


SECTION 5.3:   LOST OR DESTROYED CERTIFICATES

               In case of loss or destruction of any certificate of stock, the holder or owner thereof shall give notice thereof to the division or department of the Bank then handling transfers of stock of the Bank, and if such holder or owner shall desire the issue of a new certificate in place of the one lost or destroyed, he/she shall make affidavit of such loss or destruction and deliver the same to the division or department of the Bank then handling transfers of stock of the Bank, and accompany the same with a bond, with security satisfactory to this Bank, to indemnify and save harmless this Bank against any loss, cost, or damage, in case the certificate reported lost or destroyed should thereafter be presented to this Bank, or arising out of the issue of such new certificate.


SEAL: The common seal of this Bank shall be a circular die with the words "AmSouth Bank of Alabama."


SECTION 7.1:   FISCAL YEAR

               The fiscal year of the Bank shall be the calendar year.


SECTION 7.2:   CONVEYANCES OF REAL ESTATE

               All conveyances of real estate where the sales price is in such amount as may be fixed from time to time by resolution of the Board of Directors or Executive Committee, other than conveyances by the Bank in a fiduciary capacity, shall be authorized by the Board of Directors or Executive Committee. All other con-veyances of real estate shall be made in accordance with policies adopted from time to time by the Management Committees of AmSouth Bancorporation. All conveyances of real estate shall be executed in the name of the Bank by any Executive Officer, or any Vice President and attested by the Secretary, or any Assistant Vice President or other officer of the Bank who is severally authorized to affix the corporate seal of the Bank thereto.


SECTION 7.3:   BANKING HOURS

               The main office and the branches of this Bank shall be open for business on such days and during such hours as shall be determined from time to time by any of the Executive Officers of the Bank, unless one of said days falls on one of the following holidays: New Year's Day, Memorial Day, the Fourth of July, Labor

               Day, Thanksgiving Day, and Christmas Day, or on such other days as may be authorized by law or by regulation of governmental authorities and approval by one (1) of the three (3) Executive Officers highest in order of authority.

               For the purpose of allowing time to process items, prove balances, and make the necessary entries on the Bank's books to determine its position for the day, 2:00 p.m. is hereby fixed as a cut-off hour for the handling of money and items and the making of entries on the books of the Bank. Any item or deposit of money received on any day after such cut-off hour or after the close of the banking day shall be treated as received by the Bank at the opening of the next banking day.

               All hours mentioned on this and the other sections of these by-laws shall be deemed to refer to Central Standard Time or Central Daylight Time, whichever may be applicable at the time.


AMENDMENTS:    These By-Laws may be changed or amended by the vote of a majority of the entire Board of Directors at any meeting, without previous notice; provided, however, that the Board of Directors may not alter, amend, or repeal any By-law establishing what constitutes a quorum at shareholders' meetings.

                                    EXHIBIT 4


                               CONSENT OF TRUSTEE


     Pursuant to the requirements of Section 321 (b) of the Trust Indenture Act of 1939, in connection with the proposed issue of CONVERTIBLE DEBT SECURITIES by PROTECTIVE LIFE CORPORATION, we hereby consent that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request thereof.

     Dated August 5, 1994


                                   AMSOUTH BANK OF ALABAMA

                                   BY     /s/ Charles S. Northen, IV
                                        ----------------------------
                                       Charles S. Northen, IV
                                       Assistant Vice President
                                       and Corporate Trust Officer


Legal Title of Bank:     AmSouth Bank N.A.                                          Call Date:  6/30/94   ST-BK:  01-0320  FFIEC 031
Address:                 P.O. Box 11007                                                                                    Page RC-2
City, State  Zip:        Birmingham, AL  35288
FDIC Certificate No.:    0 2 7 8 2
                         ---------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 1994

All schedules are to be reported in thousands of dollars.  Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                        ----------------------------
                                                                                                             C400      [-
                                                           Dollar Amounts in Thousands    RCFD        Bil Mil Thou
- - - --------------------------------------------------------------------------------------------------------------------
 ASSETS                                                                                   ///////////////////////
 1.  Cash and balances due from depository institutions (from Schedule RC-A):             ///////////////////////
     a.  Noninterest-bearing balances and currency and coin (1)  . . . . . . . . . . .    0081             649,834     1.a.
     b.  Interest-bearing balances (2)   . . . . . . . . . . . . . . . . . . . . . . .    0071                   0     1.b.
 2.  Securities:                                                                          ///////////////////////
     a.  Held-to-maturity securities (from Schedule RC-B, column A)  . . . . . . . . .    1754           1,610,131     2.a.
     b.  Available-for-sale securities (from Schedule RC-B, column D)  . . . . . . . .    1773             464,720     2.b.
 3.  Federal funds sold and securities purchased under agreements to resell in domestic   ///////////////////////
     offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:         ///////////////////////
     a.  Federal funds sold  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    0276             150,825     3.a.
     b.  Securities purchased under agreements to resell   . . . . . . . . . . . . . .    0277             531,333     3.b.
 4.  Loans and lease financing receivables:                                               ///////////////////////
     a.  Loans and leases, net of unearned income (from                                   ///////////////////////
         Schedule RC-C   . . . . . . . . . . . . . . . .      RCFD 2122      6,006,450    ///////////////////////      4.a.
     b.  LESS:  Allowance for loan and lease losses  . .      RCFD 3123         72,550    ///////////////////////      4.b.
     c.  LESS:  Allocated transfer risk reserve  . . . .      RCFD 3128              0    ///////////////////////      4.c.
     d.  Loans and leases, net of unearned income,                                        ///////////////////////
       allowance, and reserve (item 4.a minus 4.b and 4.c)   . . . . . . . . . . . . .    2125           5,933,900     4.d.
 5.  Assets held in trading accounts   . . . . . . . . . . . . . . . . . . . . . . . .    3545              13,202     5.
 6.  Premises and fixed assets (including capitalized leases)  . . . . . . . . . . . .    2145             157,073     6.
 7.  Other real estate owned (from Schedule RC-M)  . . . . . . . . . . . . . . . . . .    2150               8,268     7.
 8.  Investments in unconsolidated subsidiaries and associated companies
     (from Schedule RC-M)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2130              12,282     8.
 9.  Customers' liability to this bank on acceptances outstanding  . . . . . . . . . .    2155               3,846     9.
 10. Intangible assets (from Schedule RC-M)  . . . . . . . . . . . . . . . . . . . . .    2143              50,600     10.
 11. Other assets (from Schedule RC-F)   . . . . . . . . . . . . . . . . . . . . . . .    2160             123,507     11.
 12. Total assets (sum of items 1 through 11)  . . . . . . . . . . . . . . . . . . . .    2170           9,709,521     12.
                                                                                        ----------------------------


- - - -------------------------------------
 (1) Includes cash items in process of collection and unposted debits.
 (2) Includes time certificates of deposit not held in trading accounts.



Legal Title of Bank:     AmSouth Bank N.A.                                          Call Date:  6/30/94   ST-BK:  01-0320  FFIEC 031
Address:                 P.O. Box 11007                                                                                    Page RC-2
City, State   Zip:       Birmingham, AL  35288
FDIC Certificate No.:    0 2 7 8 2
                         ---------

SCHEDULE RC--CONTINUED
                                                                                       -------------------------------
                                                            Dollar Amounts in Thousands   ///////////   Bil Mil Thou
- - - ----------------------------------------------------------------------------------------------------------------------
 LIABILITIES                                                                              //////////////////////////
 13.  Deposits:                                                                           //////////////////////////
      a. In domestic offices (sum of totals of columns A and C from Schedule RC-E,
         part I)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  RCON 2200        6,488,240    13.a.
         (1)  Noninterest-bearing (1)  . . . . . . . . . .  RCON 6631          1,470,022  //////////////////////////    13.a.(1)
         (2)  Interest-bearing . . . . . . . . . . . . . .  RCON 6636          5,018,218  //////////////////////////    13.a.(2)
      b. In foreign offices, Edge and Agreement subsidiaries, and IBFs                    //////////////////////////
         (from Schedule RC-E, part II)   . . . . . . . . . . . . . . . . . . . . . . . .  RCFN 2200            8,925    13.b.
         (1)  Noninterest-bearing  . . . . . . . . . . . .  RCFN 6631                  0  //////////////////////////    13.b.(1)
         (2)  Interest-bearing . . . . . . . . . . . . . .  RCFN 6636              8.925  //////////////////////////    13.b.(2)

 14. Federal funds purchased and securities sold under agreements to repurchase in        //////////////////////////
     domestic offices of the bank and of its Edge and Agreement subsidiaries, and in      //////////////////////////
     IBFs:                                                                                //////////////////////////
     a.  Federal funds purchased   . . . . . . . . . . . . . . . . . . . . . . . . . . .  RCFD 0278          895,911    14.a.
     b.  Securities sold under agreements to repurchase  . . . . . . . . . . . . . . . .  RCFD 0279          616,931    14.b.
 15. a.  Demand notes issued to the U.S. Treasury  . . . . . . . . . . . . . . . . . . .  RCON 2840          440,000    15.a.
     b.  Trading liabilities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  RCFD 3548            4,003    15.b.
 16. Other borrowed money:                                                                //////////////////////////
     a.  With original maturity of one year or less  . . . . . . . . . . . . . . . . . .  RCFD 2332          244,423    16.a.
     b.  With original maturity of more than one year  . . . . . . . . . . . . . . . . .  RCFD 2333            5,528    16.b.
 17. Mortgage indebtedness and obligations under capitalized leases  . . . . . . . . . .  RCFD 2910              180    17.
 18. Bank's liability on acceptances executed and outstanding  . . . . . . . . . . . . .  RCFD 2920            3,846    18.
 19. Subordinated notes and debentures   . . . . . . . . . . . . . . . . . . . . . . . .  RCFD 3200                0    19.
 20. Other liabilities (from Schedule RC-G)  . . . . . . . . . . . . . . . . . . . . . .  RCFD 2930          243,612    20.
 21. Total liabilities (sum of items 13 through 20)  . . . . . . . . . . . . . . . . . .  RCFD 2948        8,951,599    21.
                                                                                          //////////////////////////
 22. Limited-life preferred stock and related surplus  . . . . . . . . . . . . . . . . .  RCFD 3282                0    22.
 EQUITY CAPITAL                                                                           //////////////////////////
 23. Perpetual preferred stock and related surplus   . . . . . . . . . . . . . . . . . .  RCFD 3838                0    23.
 24. Common stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  RCFD 3230           16,050    24.
 25. Surplus (exclude all surplus related to preferred stock)  . . . . . . . . . . . . .  RCFD 3839          268,562    25.
 26. a.  Undivided profits and capital reserves  . . . . . . . . . . . . . . . . . . . .  RCFD 3632          476,957    26.a.
     b.  Net unrealized holding gains (losses) on available-for-sale securities  . . . .  RCFD 8434            (3,647)  26.b.
 27. Cumulative foreign currency translation adjustments   . . . . . . . . . . . . . . .  RCFD 3284                0    27.
 28. Total equity capital (sum of items 23 through 27)   . . . . . . . . . . . . . . . .  RCFD 3210          757,922    28.
 29. Total liabilities, limited-life preferred stock, and equity capital (sum of          //////////////////////////
     items 21, 22, and 28)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  RCFD 3300        9,709,521    29.
                                                                                          -------------------------------


Memorandum
To be reported only with the March Report of Condition.
1.  Indicate in the box at the right the number of the statement below that best describes the                  Number
    most comprehensive level of auditing work performed for the bank by independent external            ---------------
    auditors as of any date during 1993   . . . . . . . . . . . . . . . . . . . . . . . . . . . .       RCFD 6724  N/A   M.1.
                                                                                                        ---------------


   1 = Independent audit of the bank conducted in accordance with     4 = Directors' examination of the bank performed by other
       generally accepted auditing standards by a certified               external auditors (may be required by state chartering
       public accounting firm which submits a report on the bank          authority)
   2 = Independent audit of the bank's parent holding company         5 = Review of the bank's financial statements by external
       conducted in accordance with generally accepted auditing           auditors
       standards by a certified public accounting firm which          6 = Compilation of the bank's financial statements by external
       submits a report on the consolidated holding company (but          auditors
       not on the bank separately)                                    7 = Other audit procedures (excluding tax preparation work)
   3 = Directors' examination of the bank conducted in accordance     8 = No external audit work
       with generally accepted auditing standards by a certified
       public accounting firm (may be required by state
       chartering authority)

  -------------------------

  (1) Includes total demand deposits and noninterest-bearing time and savings deposits.



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